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                              MARIETTA CORPORATION
                              37 HUNTINGTON STREET
                           COURTLAND, NEW YORK 13045

 PROXY SOLICITED FOR SPECIAL MEETING OF SHAREHOLDERS, TO BE HELD MARCH 7, 1996

  The undersigned hereby appoints Dominic J. La Rosa and Thomas D. Walsh and each of them, the proxy and attorney-in-fact for the undersigned, with full power of substitution in each, to vote on behalf of the undersigned at the Special Meeting of Shareholders of MARIETTA CORPORATION to be held at The Lotos Club, 5 East 66th Street, New York, New York 10021 on Thursday, March 7, 1996 at 10:00 a.m., local time, and at any adjournment of postponement of such meeting, all Common Stock, par value $.01 per share of MARIETTA CORPORATION standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARIETTA CORPORATION. PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

  THIS PROXY MAY BE REVOKED BY A PROXY EXECUTED AT A LATER DATE OR OTHERWISE, AS SET FORTH IN THE MARIETTA CORPORATION PROXY STATEMENT WHICH ACCOMPANIED THIS CARD.

  The proxy, when properly executed, will be voted as specified below by the undersigned Shareholder. If no direction is given, this proxy will be voted for the proposal to approve and adopt the Merger Agreement (as described in Marietta Corporation's Proxy Statement dated February 7, 1996).

  The Board of Directors recommends a vote "FOR" the proposal to approve and adopt the Merger Agreement (as described in Marietta Corporation's Proxy Statement dated February 7, 1996).

1. THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT (as the same is described in Marietta Corporation's Proxy Statement dated February 7, 1996).

                         FOR [_]AGAINST [_]ABSTAIN [_]

2. In their discretion, the parties are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                            Please sign exactly as name
                                            appears herein. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as attorney,
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corporation,
                                            please sign in full corporate name
                                            by President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

                                            -----------------------------------
                                                        (Signature)

                                            -----------------------------------

                                                     (Signature)
                                            Dated: ______________________, 1996

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 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
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